Exhibit 99.3

Risk Factors

Our business, financial condition, results of operations or share price could be materially adversely affected by any or all of the following risks, or by others that we cannot identify.

Risks Related to the Nature of our Business

ACTIONS OF GOVERNMENT ENTITIES OR THE MEDIA IN COUNTRIES WHERE WE OPERATE MAY NEGATIVELY IMPACT OUR OPERATIONS OR INCREASE OUR COST OF DOING BUSINESS

The Group is at risk from significant and rapid change in the legal systems, regulatory controls, and custom and practices in the countries in which we operate. These affect a wide range of areas including the composition, production, packaging, labelling, distribution and sale of the Group’s products; the Group’s property rights; our ability to transfer funds and assets within the Group or externally; employment practices; data protection; environment, health and safety issues; and accounting, taxation and stock exchange regulation and involve actions such as product recalls, seizure of products and other sanctions. Accordingly, changes to, or violation of, these systems, controls or practices could increase costs and have material and adverse impacts on the reputation, performance and financial condition of the Group.

Political developments and changes in society, including increased scrutiny of the Group, our businesses or our industry, for example by non-governmental organisations or the media, may result in, or increase the rate of, material legal and regulatory change, and changes to custom and practices.

The Group may also be subject to regulation designed to address concerns about dietary trends. This could include the introduction of additional labelling requirements, and levying additional taxes on, or restricting the production or advertising of, certain product types, which could increase the Group’s costs or make it harder for the Group to market its products, adversely affecting its performance.

A FAILURE OF OUR CONTROLS IN ONE OR MORE COUNTRIES WHERE WE OPERATE COULD ADVERSELY IMPACT OUR RESULTS

The Group is exposed to control and other risks inherent in a business which operates in many countries. A failure of control in one or more countries may materially adversely affect the performance or financial condition of the Group as a whole. Approximately one-third of the Group’s revenues are generated in emerging markets, which have less developed political, legal and regulatory systems which are at higher risk of failure than those of developed markets. Any failure may have a materially adverse impact on the Group’s performance or financial condition.

DISRUPTION IN OUR MANUFACTURING AND DISTRIBUTION SYSTEMS COULD MATERIALLY ADVERSELY AFFECT OUR ABILITY TO MAKE AND SELL PRODUCTS AND HAVE A NEGATIVE IMPACT ON OUR REPUTATION, PERFORMANCE OR FINANCIAL CONDITION

The Group is at risk from disruption of a number of key manufacturing and distribution assets and systems on which we increasingly depend. The functioning of the Group’s manufacturing and distribution assets and systems could be disrupted for reasons either within or beyond the Group’s control, including: extremes of weather or longer-term climatic changes; accidental damage; disruption to the supply of material or services; product quality and safety issues; systems failure; workforce actions; or environmental contamination. There is a risk that incident management systems in place may prove inadequate and that any disruption may materially adversely affect the Group’s ability to make and sell products and therefore materially adversely affect our reputation, performance or financial condition.

INCREASED COMPETITION OR CONCENTRATION OF OUR CUSTOMER BASE COULD LEAD TO INCREASE PRICING PRESSURE AND DECLINING MARGINS

Increased competition in the markets in which we operate may materially adversely impact the Group’s performance and financial condition. The confectionery industry is highly competitive. The Group competes with other multinational corporations which also have significant financial resources. There is increasing consolidation among our competitors. The Group may be unable to compete effectively if our competitors’ resources are applied to change areas of focus, enter new markets, reduce prices, or to increase investments in marketing or the development and launch of new products. The Group is also at risk from the trend towards consolidation of the retail trade, which has led to a greater concentration of our customer base and which may result in increased pricing pressure from customers and adversely impact the Group’s sales and margins.

SHIFTS IN CONSUMER DEMAND FOR OUR PRODUCTS COULD ADVERSELY AFFECT OUR SALES

Consumer demand for the Group’s products may be affected by changes to consumer preferences. The Group may be unable to respond successfully or at reasonable cost to rapid changes in demand or consumer preferences, which may adversely affect its performance.

THE KEY RAW MATERIALS THAT WE USE IN OUR BUSINESS COULD BE SUBJECT TO SIGNIFICANT VOLATILITY IN PRICE AND SUPPLY, AND THIS COULD INCREASE OUR COSTS

The Group depends upon the availability, quality and cost of raw materials from around the world, which exposes us to price, quality and supply fluctuations, including those occurring because of the impact of disease or climate on harvests. Key raw materials include cocoa, milk, sweeteners, packaging materials and energy, some of which are available only from a limited number of suppliers. A failure to recover higher or shortfalls in availability or quality could materially adversely impact the Group’s performance.

BECAUSE OUR RETIREMENT BENEFIT PLANS ARE FUNDED THROUGH INVESTMENTS IN VOLATILE CAPITAL MARKETS, WE COULD EXPERIENCE A SHORTFALL IN FUNDING OF RETIREMENT BENEFITS, WHICH WOULD SIGNIFICANTLY ADVERSELY AFFECT OUR FINANCIAL POSITION

The Group is at risk from potential shortfalls in the funding of our various retirement and healthcare benefit schemes. The liabilities of these schemes reflect the Group’s latest estimate of life expectancy, inflation, discount rates and salary growth which may change. These schemes are generally funded externally under trust through investments in equities, bonds and other external assets, the values of which are dependent on, among other things, the performance of equity and debt markets, which can be volatile. Changes in the value of the assets or liabilities of these schemes and therefore their funding status may require additional funding from the employing entities and may adversely impact the Group’s financial condition.

UNFAVORABLE GENERAL ECONOMIC CONDITIONS IN COUNTRIES WHERE WE OPERATE COULD NEGATIVELY IMPACT OUR FINANCIAL PERFORMANCE

Unfavorable general economic conditions, such as a recession or economic slowdown in one or more of our major markets, could negatively affect consumer demand for our products. Consumer spending is generally affected by a number of factors, including general economic conditions, inflation, interest rates, energy costs and consumer confidence generally, all of which are beyond our control.

Consumer purchases of discretionary items tend to decline during recessionary periods, when disposable income is lower. Consumers may seek to reduce discretionary spending by foregoing purchases of confectionery products or by shifting away from our products to lower-priced products offered by our competitors. Softer consumer demand for our products could reduce our sales and profitability. In addition, the disruption in the credit markets could impact our ability to manage normal commercial relationships with our customers, supplies and creditors. If the current economic situation deteriorates significantly, our business could be negatively impacted due to supplier or customer disruptions resulting from tighter credit markets or other economic factors.

Risks related to our structure and processes

FAILURE OF OUR INFORMATION TECHNOLOGY INFRASTRUCTURE COULD ADVERSELY AFFECT OUR DAY-TO-DAY BUSINESS AND DECISION MAKING PROCESSES AND HAVE AN ADVERSE AFFECT ON OUR PERFORMANCE

The Group depends on accurate, timely information and numerical data from key software applications to aid day-to-day business and decision-making. Any disruption caused by failings in these systems, of underlying equipment or of communication networks could delay or otherwise impact the Group’s day-to-day business and decision-making and have materially adverse effects on the Group’s performance.

MANY COMPONENTS OF OUR BUSINESS ARE DEPENDENT UPON THE PERFORMANCE OF OTHER COMPONENTS AND, ACCORDINGLY, COULD BE ADVERSELY AFFECTED BY ANY FAILURE OR OUR UNDERPERFORMANCE

The Group’s operations in individual countries are increasingly dependent for the proper functioning of their business on other parts of the Group in terms of raw material and product supply, new products and sales and marketing programme development, technology, funding and support services. Any underperformance or failure to control properly the Group’s operations in one country could therefore impact the Group’s businesses in a number of other countries and materially adversely impact the performance or financial condition of other business units or the Group as a whole.

OUR PRODUCTS COULD BECOME CONTAMINATED, WHICH COULD BE EXPENSIVE TO REMEDY, CAUSE DELAYS IN MANUFACTURING AND ADVERSELY AFFECT OUR REPUTATION AND FINANCIAL CONDITION

Despite safety measures adopted by the Group, our products could become contaminated or not meet the required quality or safety standards. The Group uses many ingredients, and there is a risk of either accidental or malicious contamination. Any contamination or failure to meet quality and safety standards may be costly and impact the Group’s reputation and performance.

THE FAILURE OF THIRD PARTIES TO WHOM WE HAVE OUTSOURCED BUSINESS FUNCTIONS COULD ADVERSELY AFFECT OUR REPUTATION AND FINANCIAL CONDITION

The Group is increasing the use of outsourcing arrangements with third parties, notably in information technology, manufacturing, finance and human resources operations. While the Group has benefited from the expertise of these third parties, we are at risk from failures by these third parties to deliver on their contractual commitments, which may adversely impact our reputation and performance, and increase its costs.

WE DEPEND ON OUR SUBSTANTIAL INTELLECTUAL PROPERTY RIGHTS AND A CLAIM OF INFRINGEMENT COULD REQUIRE US TO EXPEND SIGNIFICANT RESOURCES AND, IF SUCCESSFUL, COULD ADVERSELY AFFECT OUR BUSINESS

The Group has substantial intellectual property rights and interests which are important to the Group and may require significant resources to protect and defend. The Group may also infringe others’ intellectual property rights and interests and therefore be required to redesign or cease the development, manufacture, use and sale of our products so that they do not infringe others’ intellectual property rights. This may require significant resources or not be possible. The Group may also be required to obtain licenses to infringed intellectual property, which may not be available on acceptable terms, or even at all. Intellectual property litigation by or against the Group could significantly disrupt the Group’s business, divert management’s attention, and consume financial resources, and therefore have a materially adverse impact on the reputation, performance and financial condition of the Group.

Risks related to the implementation of the Group’s strategy and its change and restructuring programmes

WE CAN OFFER NO ASSURANCES REGARDING THE ULTIMATE EFFECT OF THE SEPARATION OF OUR BEVERAGES BUSINESSES

The demerger of Americas Beverages was completed in May 2008. In December 2008 we announced an agreement to sell Australia Beverages, the Group’s last remaining beverage business, subject to certain conditions. As a result of becoming a “pure play” confectionery business, the Group will be more susceptible to the risks inherent in that business.

THERE CAN BE NO GUARANTEE THAT THE GROUP’S VISION INTO ACTION PLAN WILL DELIVER IMPROVEMENTS IN BUSINESS PERFORMANCE AND THE IMPLEMENTATION OF THE PLAN MAY DISRUPT THE GROUP’S BUSINESS

We are pursuing a strategy called Vision into Action, which includes a plan to improve its margin performance to achieve a mid-teens operating margin by 2011. This plan includes gross reductions of approximately 15% in the number of factories, material changes to the Group’s supply chain configuration, and to the structure and operation of other Group Functions. These changes increase the risk of significant disruption to the Group’s business, which may occur, for example, through defective execution of the Vision into Action plan, unforeseen events, or workforce actions.

The Group expects to incur restructuring charges of approximately £450 million through 2011 (of which around £50 million is expected to be non-cash) and invest around £200 million of capital expenditure behind the ‘Vision into Action’ plan. There can be no guarantee, however, that this investment, or the Group’s other or subsequent investments, will deliver the anticipated improvements in business performance.

RISKS INHERENT IN THE ACQUISITION OR DISPOSAL OF BUSINESSES AND BRANDS MAY HAVE AN ADVERSE IMPACT ON THE GROUP’S BUSINESS OR FINANCIAL RESULTS

From time to time the Group may make acquisitions and disposals of businesses and brands. The rationale for them may be based on incorrect assumptions or conclusions and they may not realise the anticipated benefits or there may be other unanticipated or unintended effects. Additionally, significant liabilities may not be identified in due diligence or come to light after the expiry of warranty or indemnity periods. These factors may materially adversely impact the performance or financial condition of the Group.

WE ARE EXPOSED TO MARKET RISKS SUCH AS INTEREST RATE AND EXCHANGE RATE RISKS ARISING FROM OUR INTERNATIONAL BUSINESS

The main financial risks facing the Group are fluctuations in foreign currency, interest rate risk, availability of financing to meet the Group’s needs and default by counterparties. Any of these financial risks may materially adversely impact the performance or financial condition of the Group. A detailed discussion of the Group’s financial risks can be found on pages 52 to 56.1

1

This refers to certain portions of the section of Cadbury’s Annual Report on Form 20-F for the year ended December 31, 2008 entitled “Operating and Financial Review and Prospects”, which section is not reproduced in, or incorporated by reference into, Kraft Foods Inc.’s Current Report on Form 8-K of which this exhibit forms a part.